   As filed with the Securities and Exchange Commission on December 29, 1995
                                          Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                      MCDONALD & COMPANY INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                       34-139150
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                      McDonald & Company Investments, Inc.
                        1400 McDonald Investment Center
                              800 Superior Avenue
                          Cleveland, Ohio  44114-2603
          (Address of principal executive offices, including zip code)
                             ______________________

                      MCDONALD & COMPANY INVESTMENTS, INC.
                      1995 KEY EMPLOYEES STOCK OPTION PLAN

                            (Full title of the plan)
                             ______________________

                                              Copy to:
William B. Summers, Jr.
President and Chief Executive Officer         Thomas F. McKee, Esq.
McDonald & Company Investments, Inc.          Calfee, Halter & Griswold
1400 McDonald Investment Center               1400 McDonald Investment Center
800 Superior Avenue                           800 Superior Avenue
Cleveland, Ohio  44114-2603                   Cleveland, Ohio  44114-2688
(216) 443-2300                                (216) 622-8200

        (Name, address and telephone number, including area code, of agent for service)
                            ______________________

                        CALCULATION OF REGISTRATION FEE

                                  Proposed            Proposed
 Title of                         maximum             maximum
securities           Amount       offering            aggregate      Amount of
  to be              to be        price               offering     registration
registered         registered     per share (1)       price (1)        fee
--------------------------------------------------------------------------------
Common Stock,       500,000       $17.8125           $8,906,250     $3,072.00
par value           shares
$1.00 per share
--------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

                 The following documents of McDonald & Company Investments, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

                 1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995:

                 2. The Company's Quarterly Report on Form 10-Q for the first and second quarters of the 1996 fiscal year;

                 3. The Company's definitive Proxy Statement used in connection with its Annual Meeting of Stockholders held on August 2, 1995;

                 4. The Company's Form 8-K Current Report dated August 15, 1995; and


                 5.       The Company's Form 8-A (Reg. No. 1-8526).

                 All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.         Description of Securities
                -------------------------

                Not applicable.

Item 5.         Interests of Named Experts and Counsel
                --------------------------------------

                Not applicable.

Item 6.         Indemnification of Directors and Officers
                -----------------------------------------

                 Article VII of the Company's Certificate of Incorporation provides that Directors of the Company are not personally liable to the Company for any breach of fiduciary duty as a Director, except in certain very limited circumstances.

                 Article V of the Company's By-Laws provides in part that the Company shall indemnify any Director or officer who was or is a party to or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Company, or is or was serving at the request of the Company, in certain capacities for another entity, against all expense, liability and loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding. Responsibility for determinations with respect to such indemnification shall be made by the Board of Directors, by independent legal counsel or by the stockholders of the Company.

                 The Company has also entered into indemnity agreements (the "Indemnity Agreements") with its Directors and officers that further expand the protection provided to the Company's Directors and officers and are based upon the sections of the General Corporation Law of the State of Delaware and
Article V of the Company's By-Laws that recognize the validity of additional indemnity rights granted by agreement. The substantive content of the Indemnity Agreements and Article V of the By-Laws is substantially the same except that pursuant to the Indemnity Agreements (i) indemnity is expressly provided for settlements in derivative actions and (ii) partial indemnification is permitted in the event that the Director or officer is not entitled to full indemnification.

                 Both the General Corporation Law of the State of Delaware and
Article V of the Company's By-Laws provide that the Company may maintain insurance to cover losses incurred pursuant to liability of Directors and officers of the Company, which insurance, if any, may cover liability of Directors and officers of the Company arising under the Securities Act of 1933.

Item 7.         Exemption from Registration Claimed
                -----------------------------------

                 Not applicable.

Item 8.         Exhibits
                --------

                 See the Exhibit Index at Page E-1 of this Registration
                 Statement.

Item 9.  Undertakings
         ------------

         (a)     The undersigned registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, this 28th day of December, 1995.

                     MCDONALD AND COMPANY INVESTMENTS, INC.



                                        By:  /s/ William B. Summers, Jr.
                                             -------------------------------
                                              William B. Summers, Jr.,
                                              President and Chief Executive
                                              Officer


                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Thomas M. O'Donnell, William
B. Summers, Jr., Robert T. Clutterbuck and Thomas F. McKee, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 28, 1995.


         Signature                                                           Title
         ---------                                                           -----
  /s/ William B. Summers, Jr.
  -----------------------------                          President, Chief Executive Officer
  William B. Summers, Jr.                                and Director (Principal Executive
                                                         Officer)


  /s/ Thomas M. O'Donnell
  -----------------------------                          Chairman and Director
  Thomas M. O'Donnell


  /s/ Robert T. Clutterbuck
  -----------------------------                          Treasurer (Principal Accounting and Financial
  Robert T. Clutterbuck                                  Officer)


  /s/ James A. Karman
  -----------------------------                          Director
  James A. Karman



  /s/ Frederick R. Nance
  -----------------------------                          Director
  Frederick R. Nance



  /s/ Willard E. Carmel
  -----------------------------                          Director
  Willard E. Carmel




  /s/ Rena J. Blumberg
  -----------------------------                          Director
  Rena J. Blumberg



  /s/ Donald E. Weston
  -----------------------------                          Director
  Donald E. Weston





  -----------------------------                          Director
  Edward Fruchtenbaum

                          CALFEE, HALTER & GRISWOLD
                       1400 McDonald Investment Center
                            Cleveland, Ohio  44114


                              December 28, 1995





McDonald & Company Investments, Inc.
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio  44114-2603

                 We are familiar with the proceedings taken and proposed to be taken by McDonald & Company Investments, Inc., a Delaware corporation (the "Company"), with respect to 500,000 shares of Common Stock, par value $1.00 per share (the "Stock"), of the Company to be issued from time to time upon the exercise of stock options granted pursuant to the Company's 1995 Key Employees Stock Option Plan (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Stock under the Securities Act of 1933, as amended.

                 In this connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Stock, when issued and sold upon the exercise of the options pursuant to the terms and conditions of the Plan, will be duly authorized and validly issued, fully paid and nonassessable.

                 We are admitted to the practice of law solely in the State of Ohio. The opinions expressed in this letter are limited to matters of Ohio law, Delaware general corporate law and United States federal law.

                 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond that expressly stated herein. This opinion is furnished to you and is solely for your benefit. No other person or entity may rely upon the opinion set forth herein without the prior written consent of the undersigned.

                                                   Respectfully submitted,



                                                   CALFEE, HALTER & GRISWOLD

                                                                  EXHIBIT  23.1


                 We consent to the incorporation by reference in the Registration Statement (Form S-8) and in the related Prospectus, pertaining to McDonald & Company Investments, Inc. 1995 Key Employees Stock Option Plan of our report dated May 2, 1995, with respect to the financial statements and schedules of McDonald & Company Investments, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended
March 31, 1995, filed with the Securities and Exchange Commission.


Ernst & Young LLP
Cleveland, Ohio
December 28, 1995

                                                                  EXHIBIT  23.2


                               CONSENT OF COUNSEL


                 The consent of Calfee, Halter & Griswold is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

                                                                  EXHIBIT  24.1


                      MCDONALD & COMPANY INVESTMENTS, INC.

                               POWER OF ATTORNEY


                 KNOW ALL MEN BY THESE PRESENTS, that McDonald & Company Investments, Inc. hereby constitutes and appoints Thomas M. O'Donnell, William
B. Summers, Jr., Robert T. Clutterbuck, and Thomas F. McKee, or any one of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

                 IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio on December 28, 1995.

                                        MCDONALD & COMPANY INVESTMENTS, INC.


                                        By:   /s/ William B. Summers, Jr.
                                            _________________________________
                                                  William B. Summers, Jr.
                                                  President and Chief
                                                  Executive Officer

                                                                  EXHIBIT  24.1
                                                                     (Continued)


                      MCDONALD & COMPANY INVESTMENTS, INC.

                              Certified Resolution


                 I, THOMAS F. McKEE, Secretary of McDonald & Company Investments, Inc., a Delaware corporation (the "Company") do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on August 2, 1995 and that the same has not been changed and remains in full force and effect.

                 RESOLVED, that Thomas M. O'Donnell, William B. Summers, Jr., Robert T. Clutterbuck, and Thomas F. McKee, be, and each of them hereby is, appointed as the attorney of McDonald & Company Investments, Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue and sale of the Shares, and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or any national securities exchange pertaining to the listing thereon of the Shares covered by such Registration Statement or pertaining to such registration and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Shares with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above authority to do the foregoing on behalf and in the name of any duly authorized officer of the Company; and the President and Chief Executive Officer of the Company be, and hereby is authorized and directed for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment.

                                             /s/  Thomas F. McKee
                                        _____________________________________
                                                  Thomas F. McKee, Secretary
Dated:  December 28, 1995

                      MCDONALD & COMPANY INVESTMENTS, INC.
                                 EXHIBIT INDEX

                                                                    Sequential
Exhibit Number           Description of Document                        Page
--------------           -----------------------                    ----------
         4.1     1995 Key Employees Stock Option Plan.

         5.1 Opinion of Calfee, Halter & Griswold regarding the validity of the securities being registered
                 (see page II-5 of this Registration Statement).

         23.1    Consent of Ernst & Young (see page II-6 of this
                 Registration Statement).

         23.2    Consent of Calfee, Halter & Griswold (see page
                 II-7 of this Registration Statement).

         24.1    Power of Attorney and related Certified
                 Resolution (see pages II-8 and II-9 of this Registration Statement).





                                      E-1